Exhibit 99.1

AURINIA PHARMACEUTICALS REPORTS FIRST QUARTER 2023 FINANCIAL AND OPERATIONAL RESULTS

$34.4 million in net revenue for the first quarter of 2023; an increase of 59% over the first quarter of the prior year

Increases 2023 revenue guidance range to $135 - $155 million from net product sales of LUPKYNIS

Significant progress across Commercial, R&D and Intellectual Property

Conference call to be hosted today at 8:30 a.m. ET

EDMONTON, Alberta – May 4, 2023 - Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) (Aurinia or the Company) today issued its financial results for first quarter ended March 31, 2023. Amounts are expressed in U.S. dollars.

Total net revenue was $34.4 million for the quarter ended March 31, 2023, compared to $21.6 million in the prior year quarter ended March 31, 2022, representing significant growth of 59% year over year. Total net product revenue was $34.3 million for the quarter ended March 31, 2023, compared to $21.5 million in the prior year quarter ended March 31, 2022.

“We are very pleased with our results in the first quarter of 2023 as it represents our most successful quarter to date,” said Peter Greenleaf, President, and Chief Executive Officer of Aurinia. “With our continued focus on commercial execution, we saw the impact of our marketing and selling efforts directly in the quarter. This, coupled with the recent release of the renal biopsy data, and the newly issued method of use patent serve to further substantiate LUPKYNIS in the LN market.”

For the fiscal year 2023, the Company is increasing its net product revenue guidance to a range of $135 - $155 million from $120 - $140 million for net product sales of LUPKYNIS. The guidance range is based on assumptions regarding historical patient start form (PSF) run rates, consistent conversion rates, time to convert, persistency, and pricing.

First Quarter 2023 and Recent Highlights

•There were approximately 1,731 patients on LUPKYNIS therapy at March 31, 2023, compared with 1,071 at March 31, 2022.
•Aurinia added 466 PSFs during the three months ended March 31, 2023, compared to 461 during the three months ended March 31, 2022, and 406 in the three months ended December 31, 2022. An increase of 1% and 15%, respectively.
•Through Friday, April 28, 2023, the Company recorded 604 PSFs since January 1, 2023.
•Conversion rates remain consistent with the prior quarter, with approximately 85% of PSFs converted to patients on therapy.
•Time to conversion remains consistent with the prior quarter, with 30- and 60-day conversion rates holding near their best levels since launch; with the large majority (61%) of patients on therapy by 20 days.
•Persistency rates at 12 months and 15 months improved over prior periods, with approximately 51% and 47% remaining on therapy, respectively. At 18 months post-treatment start, an average of approximately 41% of patients remain on treatment.
•Announced promising top line results from the renal biopsy sub-study of the AURORA trial demonstrating that LUPKYNIS-treated patients showed histologic activity improvement with stable chronicity scores similar to active control arm of mycophenolate mofetil (MMF) and low dose steroids alone. These results have the potential to further differentiate LUPKYNIS from first generation calcineurin inhibitors, which are known to cause histologic kidney changes over time.

•Received issuance of new and refined method of use patent (U.S. Patent No. 11,622,991) for LUPKYNIS for an improved protocol for the treatment of LN.
•Announced that Grammy Award winning singer Toni Braxton, who has been living with lupus since 2008, is the new spokesperson for our Get Uncomfortable patient campaign, which launched in October 2022.
•Released Aurinia’s inaugural Environmental, Social, and Governance (ESG) report.
•Received a positive recommendation from The United Kingdom’s National Institute for Health and Care Excellence (NICE) that LUPKYNIS can be used in combination with MMF to treat patients with LN.
•Received regulatory approval for LUPKYNIS in Switzerland.

Financial Results for the Three Months Ended March 31, 2023
Total net revenue was $34.4 million and $21.6 million for the three months ended March 31, 2023 and March 31, 2022, respectively. The increase is primarily due to an increase in net product revenue from our two main customers for LUPKYNIS driven predominantly by further penetration in the LN market.
Total cost of sales and operating expenses for the three months ended March 31, 2023 and March 31, 2022 were $64.0 million and $59.5 million, respectively. Further breakdown of operating expense drivers and fluctuations are highlighted in the following paragraphs.
Cost of sales were $0.4 million and $0.3 million for the three months ended March 31, 2023 and March 31, 2022, respectively. The increase is primarily due to an increase in product related revenue, as gross margin was approximately 99% for the periods ended March 31, 2023 and March 31, 2022.
Selling, general and administrative (SG&A) expenses, inclusive of share-based compensation, were $50.1 million and $45.2 million for the three months ended March 31, 2023 and March 31, 2022, respectively. The increase is primarily related to an increase in professional fees and services related to marketing and pharmacovigilance, share-based compensation expense and travel and related costs.

Non-cash SG&A share-based compensation expense included above for the three months ended March 31, 2023 and March 31, 2022 was $7.6 million and $6.0 million, respectively.

Research and development (R&D) expenses, inclusive of share-based compensation, were $13.2 million and $12.6 million for the three months ended March 31, 2023 and March 31, 2022, respectively. The increase is primarily related to an increase in salaries and related employee benefit costs and share-based compensation expense as the Company advances its AUR200 and AUR300 programs and fulfills the post approval FDA commitments related to LUPKYNIS. The increase was partially offset by a decrease in contract research organization costs related to the completion of the AURORA 2 continuation study, which was completed in 2022.

Non-cash R&D share-based compensation expense included above for the three months ended March 31, 2023 and March 31, 2022 was $1.6 million and $1.0 million, respectively.

Interest income was $3.8 million and $0.3 million for the three months ended March 31, 2023 and March 31, 2022, respectively. The increase is due to higher yields on our investments as a result of increased interest rates.

For the three months ended March 31, 2023, Aurinia recorded a net loss of $26.2 million or $0.18 net loss per common share, as compared to a net loss of $37.6 million or $0.27 net loss per common share for the quarter ended March 31, 2022.

Financial Liquidity at March 31, 2023

As of March 31, 2023, Aurinia had cash, cash equivalents and restricted cash and short-term investments of $361.5 million compared to $389.4 million at December 31, 2022. The decrease is primarily related to the continued investment in commercialization activities and post approval commitments of our approved drug, LUPKYNIS, inventory purchases and advancement of our pipeline, partially offset by an increase in cash receipts from sales of LUPKYNIS.

Aurinia believes that it has sufficient financial resources to fund its operations, which include funding commercial activities, including FDA related post approval commitments, manufacturing and packaging of commercial drug supply, funding its supporting commercial infrastructure, advancing its R&D programs and funding its working capital obligations for at least the next few years.

This press release is intended to be read in conjunction with the Company’s unaudited condensed consolidated financial statements and Management's Discussion and Analysis for the quarter ended March 31, 2023 in the Company’s Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which will be accessible on Aurinia's website at www.auriniapharma.com, on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.

Conference Call Details
Aurinia will host a conference call and webcast to discuss the quarter ended March 31, 2023 financial results today, Thursday, May 4, 2023 at 8:30 a.m. ET. The audio webcast can be accessed under “News/Events” through the “Investors” section of the Aurinia corporate website at www.auriniapharma.com. In order to participate in the conference call, please dial +1 (888) 645-4404 (Toll-free U.S. & Canada). An audio webcast can be accessed under “News/Events” through the Investors section of the Aurinia corporate website at www.auriniapharma.com. A replay of the webcast will be available on Aurinia’s website.

About Lupus Nephritis

Lupus Nephritis is a serious manifestation of systemic lupus erythematosus (SLE), a chronic and complex autoimmune disease. About 200,000-300,000 people live with SLE in the U.S. and about one-third of these people are diagnosed with lupus nephritis at the time of their SLE diagnosis. About 50 percent of all people with SLE may develop lupus nephritis. If poorly controlled, lupus nephritis can lead to permanent and irreversible tissue damage within the kidney. Black and Asian people with SLE are four times more likely to develop lupus nephritis and Hispanic people are approximately twice as likely to develop the disease compared to White people with SLE. Black and Hispanic people with SLE also tend to develop lupus nephritis earlier and have poorer outcomes, compared to White people with SLE.

About Aurinia
Aurinia Pharmaceuticals is a fully integrated biopharmaceutical company focused on delivering therapies to treat targeted patient populations with a high unmet medical need that are impacted by autoimmune, kidney and rare diseases. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis (LN). The Company’s head office is in Edmonton, Alberta, its U.S. commercial hub is in Rockville, Maryland, and the Company focuses its development efforts globally.
Forward-Looking Statements

Certain statements made in this press release may constitute forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable United States securities law. These forward-looking statements or information include but are not limited to statements or information with respect to: Aurinia’s estimates as to annual net product revenue from sales of LUPKYNIS in the range of $135 - $155 million in 2023; Aurinia’s estimates as to the number of patients with SLE in the U.S. and the proportion of those persons who have developed LN at time of SLE diagnosis; Aurinia’s belief that it has sufficient financial resources to fund its current plans for at least the next few years. It is possible that such results or conclusions may change. Words such as “anticipate”, “will”, “believe”, “estimate”, “expect”, “intend”, “target”, “plan”, “goals”, “objectives”, “may” and other similar words and expressions, identify forward-looking statements. We have made numerous assumptions about the forward-looking statements and information contained herein, including among other things, assumptions about: the accuracy of reported data from third party studies and reports; the number, and timing of receipt, of PSFs and their rate of conversion into patients on therapy; assumptions relating to pricing for

LUPKYNIS and patient persistency on the product; that Aurinia’s intellectual property rights are valid and do not infringe the intellectual property rights of third parties; Aurinia’s assumptions relating to the capital required to fund operations; the assumption that Aurinia’s current good relationships with its suppliers, service providers and other third parties will be maintained; assumptions relating to the burn rate of Aurinia’s cash for operations; assumptions related to timing of interactions with regulatory bodies; and that Aurinia’s third party service providers will comply with their contractual obligations. Even though the management of Aurinia believes that the assumptions made, and the expectations represented by such statements or information are reasonable, there can be no assurance that the forward-looking information will prove to be accurate.

Forward-looking information by their nature are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Aurinia to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements or information. Such risks, uncertainties and other factors include, among others, the following: Aurinia’s actual future financial and operational results may differ from its expectations; difficulties Aurinia may experience in completing the commercialization of voclosporin; the market for the LN business may not be as estimated; Aurinia may have to pay unanticipated expenses; Aurinia may not be able to obtain sufficient supply to meet commercial demand for voclosporin in a timely fashion; unknown impact and difficulties imposed by the widespread health concerns on Aurinia’s business operations including nonclinical, clinical, regulatory and commercial activities; the results from Aurinia’s clinical studies and from third party studies and reports may not be accurate; Aurinia’s third party service providers may not, or may not be able to, comply with their obligations under their agreements with Aurinia; regulatory bodies may not grant approvals on conditions acceptable to Aurinia and its business partners, or at all; and Aurinia’s assets or business activities may be subject to disputes that may result in litigation or other legal claims. Although Aurinia has attempted to identify factors that would cause actual actions, events, or results to differ materially from those described in forward-looking statements and information, there may be other factors that cause actual results, performances, achievements, or events to not be as anticipated, estimated or intended. Also, many of the factors are beyond Aurinia’s control. There can be no assurance that forward-looking statements or information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, you should not place undue reliance on forward-looking statements or information. All forward-looking information contained in this press release is qualified by this cautionary statement. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public available filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedar.com or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.

Investor/Media Contact:
Aurinia@westwicke.com

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets
Cash, cash equivalents and restricted cash	$89,001	$94,172
Short-term investments	272,533	295,218
Accounts receivable, net	19,046	13,483
Inventories, net	31,745	24,752
Prepaid expenses	10,096	13,580
Other current assets	1,227	1,334
Total current assets	423,648	442,539

Non-current assets
Other non-current assets	13,357	13,339
Property and equipment, net	3,842	3,650
Acquired intellectual property and other intangible assets, net	6,101	6,425
Right-of-use assets, net	4,813	4,907
Total assets	451,761	470,860

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	35,965	39,990
Deferred revenue	3,157	3,148
Other current liabilities	1,979	2,033
Operating lease liabilities	945	936
Total current liabilities	42,046	46,107

Non-current liabilities
Deferred compensation and other non-current liabilities	12,321	12,166
Operating lease liabilities	6,986	7,152
Total liabilities	61,353	65,425
SHAREHOLDER’S EQUITY
Common shares - no par value, unlimited shares authorized, 143,029 and 142,268 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	1,193,019	1,185,309
Additional paid-in capital	88,885	85,489
Accumulated other comprehensive loss	(988)	(1,061)
Accumulated deficit	(890,508)	(864,302)
Total shareholders' equity	390,408	405,435
Total liabilities and shareholders’ equity	$451,761	$470,860

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended
	March 31,
	2023	2022
	(unaudited)
Revenue
Product revenue, net	$34,337	$21,492
License, royalty and collaboration revenue	72	133
Total revenue, net	34,409	21,625
Operating expenses
Cost of sales	421	256
Selling, general and administrative	50,124	45,197
Research and development	13,158	12,620
Other expense, net	290	1,434
Total cost of sales and operating expenses	63,993	59,507
Loss from operations	(29,584)	(37,882)
Interest income	3,814	262
Net loss before income taxes	(25,770)	(37,620)
Income tax expense	436	10
Net loss	$(26,206)	$(37,630)
Basic and diluted loss per share	$(0.18)	$(0.27)
Weighted-average common shares outstanding used in computation of basic and diluted loss per share	142,641	141,675